CURO Group Holdings Corp. Announces
First Quarter 2022 Financial Results

Consolidated Revenue Grew 47.6% in the Quarter Compared to 2021

Wichita, Kansas--May 2, 2022-CURO Group Holdings Corp. (NYSE: CURO) (“CURO” or the “Company”), a tech-enabled, omni-channel consumer finance company serving a full spectrum of non-prime and prime consumers in the U.S. and Canada, today announced financial results for its first quarter ended March 31, 2022.

“We are very pleased to end the first quarter with over $1.6 billion of gross loans receivable – more than doubling our loan book year-over-year,” said Don Gayhardt, CURO’s Chief Executive Officer. “Our Heights Finance acquisition added $462.9 million of growth, but excluding Heights Finance the rest of our company-owned businesses grew loans 59.5% compared to the first quarter of 2021. Sequentially, we grew loans over $80 million or 5.2% despite normal seasonality for U.S. federal tax refunds.”

“Consolidated net charge-off rates improved 90bps compared to the first quarter of 2021 because of our managed portfolio mix shift to larger, longer-term, lower-yielding loans with lower loss rates. Credit performance continues to normalize with portfolio-level net charge-off and past-due rates up year-over-year but improved versus the fourth quarter of 2021.”

“We are very pleased so far with our business results and the talent we added with the acquisition of Heights in December and our combined teams will continue to be intensely focused in the coming months to ensure we execute on the growth and value-creation opportunities."

"Finally, while we are pleased that we are moving into a more manageable phase of the pandemic in both the US and Canada, persistent inflation and related interest rate increases and changing shopping and borrowing habits are adding new complexities to daily operations as well as longer-range forecasting."

Consolidated Summary Results

We reported Net income of $1.3 million ($0.03 per share) and Adjusted Net Income of $6.3 million ($0.15 adjusted diluted earnings per share) on revenue of $290.2 million for the three months ended March 31, 2022, compared with Net income of $25.7 million ($0.59 per share) and Adjusted Net Income of $30.1 million ($0.69 adjusted diluted earnings per share) on total revenue of $196.6 million for the three months ended March 31, 2021.

The decline in Net income was primarily driven by year-over-year comparisons for the provision for loan losses and, secondarily, higher interest expense. Government stimulus and other pandemic-related behavior reduced demand, increased payment rates and lowered loss rates in the first quarter of 2021, resulting in a provision for loan losses that was $16.5 million less than net charge-offs ("NCOs"). Credit normalization and strong sequential loan growth in the first quarter of 2022 resulted in a provision for loan losses that exceeded NCOs by $12.1 million, which included the impact of purchase accounting. This shift resulted in a $28.7 million pretax swing year over year. Interest expense increased because of the additional 7.50% Senior Secured Notes issued to finance, in part, (i) the Heights Finance acquisition and (ii) the expansion of non-recourse asset-backed facilities to support loan growth.

Below are additional highlights of our performance during the three months ended March 31, 2022:

•Revenue and Net Revenue
◦Revenue increased $93.6 million, or 47.6%, year over year, primarily driven by our December 27, 2021 acquisition of Heights Finance, which accounted for $65.7 million of revenue for the first quarter of 2022, as well as a full quarter of Canada POS Lending revenue of $20.3 million, compared to a partial quarter of $1.6 million in the prior-year period.
◦Sequentially, revenue increased $65.9 million, or 29.4%, driven by growth of $59.4 million, or 42.7% in the U.S. due to our acquisition of Heights Finance, $5.5 million, or 37.3%, in Canada POS Lending and $1.0 million, or 1.4%, in Canada Direct Lending.
◦For the three months ended March 31, 2022, net revenue increased $32.3 million, or 20.1%, year over year, and $62.0 million, or 47.4%, sequentially. The sequential increase was due to seasonality and our acquisition of Heights Finance. Excluding Heights Finance, net revenue increased sequentially $17.0 million, or 13.0%.

•Loans Receivable
◦Sequential loan growth in Company Owned gross loans receivable and combined gross loans receivable of $80.3 million, or 5.2%, and $78.4 million, or 4.9%, respectively, was primarily due to growth in Canada POS Lending of $82.6 million, or 18.0%.
◦Year-over-year growth in Company Owned gross loans receivable and combined gross loans receivable of $897.6 million, or 122.8%, and $909.5 million, or 119.1%, respectively, which included Heights Finance. Excluding Heights Finance, combined gross loans receivables increased $446.7 million, or 58.5%, year over year, primarily driven by $340.2 million, or 168.8%, for Canada POS Lending.

•NCOs and Delinquency Metrics
◦Consolidated quarterly NCO rates improved year over year by 90 bps, primarily from the relative growth of Canada POS Lending and the acquisition of Heights Finance, which shifts portfolio mix to lower loss-rate products.
◦Sequentially, consolidated quarterly NCO rates improved 70 bps.
◦Consolidated past-due rates increased 190 bps year over year as credit continued to normalize compared to the first quarter of 2021 which was abnormally affected by pandemic-related U.S. government stimulus. Consolidated past-due rates improved by 110 bps sequentially, primarily due to our acquisition of Heights Finance.
•Other Highlights
◦Declaration of the next quarterly dividend of $0.11 per share, payable on May 23, 2022 to stockholders of record as of May 10, 2022.
◦On March 31, 2022, we expanded our Non-Recourse Canada SPV Facility from C$350.0 million to C$400.0 million, with the ability to expand its committed capacity by an additional C$50 million to support loan growth within Canada Direct Lending and Canada POS Lending.

From the second quarter of 2020 through the first half of 2021, we experienced lower customer demand in the U.S. and Canada Direct Lending, good credit performance, increased or accelerated repayments and favorable payment trends, as customers were aided by government stimulus programs while periodically enduring pandemic lockdowns as a result of COVID-19. From the third quarter of 2021 through the first quarter of 2022, our markets were less affected by COVID-19, resulting in positive growth trends in revenue and receivables.

Results of Consolidated Operations
Beginning January 1, 2022, we began reporting "Interest and fees revenue," "Insurance premiums and commissions" and "Other revenue" in place of our previously reported "Revenue" on our Statements of Operations. Prior period presentations have been revised to conform to the current period presentation.
Table 1 - Consolidated Statements of Operations

(in thousands, unaudited)	Three Months Ended March 31,
	2022	2021	Change $	Change %
Revenue
Interest and fees revenue	$264,956	$179,123	$85,833	47.9%
Insurance premiums and commissions	18,260	11,569	6,691	57.8%
Other revenue	6,980	5,859	1,121	19.1%
Total revenue	290,196	196,551	93,645	47.6%
Change in allowance for loan losses	12,112	(16,545)	28,657	#
Net-charge offs	85,419	52,690	32,729	62.1%
Provision for losses	97,531	36,145	61,386	169.8%
Net revenue	192,665	160,406	32,259	20.1%
Operating Expenses
Salaries and benefits	79,729	54,917	24,812	45.2%
Occupancy	17,037	14,347	2,690	18.7%
Advertising	10,500	8,084	2,416	29.9%
Direct operations	20,274	11,969	8,305	69.4%
Depreciation and amortization	9,814	4,965	4,849	97.7%
Other operating expense	16,112	12,952	3,160	24.4%
Total operating expenses	153,466	107,234	46,232	43.1%
Other expense (income)
Interest expense	38,341	19,539	18,802	96.2%
Income from equity method investment	(1,584)	(546)	(1,038)	#
Total other expense (income)	36,757	18,993	17,764	93.5%
Income before income taxes	2,442	34,179	(31,737)	(92.9)%
Provision for incomes taxes	1,106	8,444	(7,338)	(86.9)%
Net income	$1,336	$25,735	$(24,399)	(94.8)%
# - Variance greater than 100% or not meaningful

Table 2 - Consolidated Balance Sheets
(in thousands)

	March 31, 2022 (unaudited)	December 31, 2021
ASSETS
Cash and cash equivalents	$60,209	$63,179
Restricted cash	110,118	98,896
Gross loans receivable	1,628,568	1,548,318
Less: Allowance for loan losses	(98,168)	(87,560)
Loans receivable, net	1,530,400	1,460,758
Income taxes receivable	28,664	31,774
Prepaid expenses and other	40,112	42,038
Property and equipment, net	54,865	54,635
Investments in Katapult	29,484	27,900
Right of use asset - operating leases	114,305	116,300
Deferred tax assets	20,066	15,639
Goodwill	430,967	429,792
Intangibles, net	113,640	109,930
Other assets	9,535	9,755
Total Assets	$2,542,365	$2,460,596
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable and accrued liabilities	$84,783	$121,434
Deferred revenue	24,265	21,649
Lease liability - operating leases	120,593	122,431
Contingent consideration related to acquisition	26,687	26,508
Income taxes payable	—	680
Accrued interest	16,481	34,974
Liability for losses on CSO lender-owned consumer loans	7,166	6,908
Debt	2,090,085	1,945,793
Other long-term liabilities	13,679	13,845
Deferred tax liabilities	5,839	6,044
Total Liabilities	2,389,578	2,300,266
Stockholders' Equity
Total Stockholders' Equity	152,787	160,330
Total Liabilities and Stockholders' Equity	$2,542,365	$2,460,596

Table 3 - Consolidated Revenue by Product and Segment

The following table summarizes revenue by product, including revenue we earn from operating as a credit services organization ("CSO") by charging customers a fee for arranging an unrelated third party to make a loan to that customer, which we refer to as "CSO fees," for the period indicated:

	Three Months Ended
	March 31, 2022					March 31, 2021
(in thousands, unaudited)	U.S.	Canada Direct Lending	Canada POS Lending	Total	% of Total	U.S.	Canada Direct Lending	Canada POS Lending	Total	% of Total
Revolving LOC	$26,913	$45,455	$18,655	$91,023	31.4%	$26,923	$34,368	$1,444	$62,735	31.9%
Installment	162,824	11,109	—	173,933	59.9%	105,941	10,447	—	116,388	59.2%
Total interest and fees	189,737	56,564	18,655	264,956	91.3%	132,864	44,815	1,444	179,123	91.1%
Insurance premiums and commissions	5,001	13,023	236	18,260	6.3%	—	11,569	32	11,601	5.9%
Other revenue	3,661	1,901	1,418	6,980	2.4%	3,628	2,056	143	5,827	3.0%
Total revenue	$198,399	$71,488	$20,309	$290,196	100.0%	$136,492	$58,440	$1,619	$196,551	100.0%

Table 4 - Consolidated Loans Receivable

The following table reconciles Company Owned gross loans receivable, a GAAP-basis balance sheet measure, to Gross combined loans receivable, a non-GAAP measure(1). Gross combined loans receivable includes loans originated by third-party lenders through CSO programs, which are not included in the Consolidated Financial Statements but from which we earn revenue by providing a guarantee to the unaffiliated lender.

	As of
(in thousands, unaudited)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
U.S.
Revolving LOC	$49,077	$52,532	$51,196	$47,277	$43,387
Installment - Company Owned	589,652	609,413	137,987	139,234	142,396
Canada Direct Lending
Revolving LOC	424,485	402,405	366,509	337,700	319,307
Installment	23,578	24,792	24,315	23,564	24,385
Canada POS Lending
Revolving LOC	541,776	459,176	302,349	221,453	201,539
Company Owned gross loans receivable	$1,628,568	$1,548,318	$882,356	$769,228	$731,014
Gross loans receivable Guaranteed by the Company	44,420	46,317	43,422	37,093	32,439
Gross combined loans receivable (1)	$1,672,988	$1,594,635	$925,778	$806,321	$763,453
(1) See "Non-GAAP Financial Measures" at the end of this release for definition and more information.

Segment Analysis

The following is a summary of segment operating (loss) income and portfolio performance for the segment and period indicated (all periods unaudited except for Q4 2021).

Table 5 - Summary of Segment Operating (Loss) Income

	Three Months Ended March 31, 2022			Three Months Ended March 31, 2021
(dollars in thousands, unaudited)	U.S.	Canada Direct Lending	Canada POS Lending	U.S.	Canada Direct Lending	Canada POS Lending
Total revenue	$198,399	$71,488	$20,309	$136,492	$58,440	$1,619
Provision for losses	66,825	21,992	8,714	26,056	9,234	855
Net revenue	131,574	49,496	11,595	110,436	49,206	764
Total operating expenses	110,941	27,021	15,504	79,893	24,604	2,737
Non-recourse interest expense	7,864	4,030	6,626	1,627	2,355	826
Recourse interest expense	19,821	—	—	14,731	—	—
Income from equity method investment	(1,584)	—	—	(546)	—	—
Segment operating (loss) income	$(5,468)	$18,445	$(10,535)	$14,731	$22,247	$(2,799)

Table 6 - Summary of Adjusted Segment Operating (Loss) Income

	Three Months Ended March 31, 2022			Three Months Ended March 31, 2021
(dollars in thousands, unaudited)	U.S.	Canada Direct Lending	Canada POS Lending	U.S.	Canada Direct Lending	Canada POS Lending
Total revenue	$198,399	$71,488	$20,309	$136,492	$58,440	$1,619
Provision for losses	66,825	21,992	8,714	26,056	9,234	855
Net revenue	131,574	49,496	11,595	110,436	49,206	764
Adjusted operating expense (1)	106,356	26,819	15,005	74,296	24,563	2,737
Non-recourse interest expense	7,864	4,030	6,626	1,627	2,355	826
Recourse interest expense	19,821	—	—	14,731	—	—
Income from equity method investment	(1,584)	—	—	(546)	—	—
Adjusted segment operating (loss) income (1)	$(883)	$18,647	$(10,036)	$20,328	$22,288	$(2,799)
(1) These are non-GAAP metrics. For a description of each non-GAAP addback, see the applicable reconciliations and descriptions of each non-GAAP metric, see "Non-GAAP Financial Measures."

Table 7 - U.S. Portfolio Performance

(in thousands, except percentages)	Q1 2022	Q4 2021(1)	Q3 2021	Q2 2021	Q1 2021
Gross combined loans receivable (2)
Revolving LOC	$49,077	$52,532	$51,196	$47,277	$43,387
Installment loans - Company Owned	589,652	137,782	137,987	139,234	142,396
Total U.S. Company Owned gross loans receivable	638,729	190,314	189,183	186,511	185,783
Installment loans - Guaranteed by the Company (3)	44,420	46,317	43,422	37,093	32,439
Total U.S. gross combined loans receivable (2)	$683,149	$236,631	$232,605	$223,604	$218,222

Lending Revenue:
Revolving LOC	$26,913	$27,911	$27,377	$24,091	$26,923
Installment loans - Company Owned	113,833	56,820	57,659	55,918	64,516
Installment loans - Guaranteed by the Company (3)	48,991	47,348	43,377	34,908	41,425
Total U.S. lending revenue	$189,737	$132,079	$128,413	$114,917	$132,864

Lending Provision:
Revolving LOC	$9,577	$11,592	$8,140	$6,621	$5,039
Installment loans - Company Owned	32,962	18,618	16,792	14,048	11,159

(in thousands, except percentages)	Q1 2022	Q4 2021(1)	Q3 2021	Q2 2021	Q1 2021
Installment loans - Guaranteed by the Company (3)	21,749	25,967	23,146	12,583	9,648
Total U.S. lending provision	$64,288	$56,177	$48,078	$33,252	$25,846

NCO rate (4)
Revolving LOC	19.8%	22.1%	16.9%	16.0%	20.0%
Installment loans - Company Owned	6.0%	14.3%	14.1%	13.2%	11.2%
Total U.S. Company Owned NCO rate	7.1%	16.4%	14.8%	13.9%	13.3%
Installment loans - Guaranteed by the Company (3)	47.4%	58.1%	53.2%	34.6%	31.7%
Total U.S. NCO rate	14.7%	24.4%	21.6%	17.2%	16.2%

ALL and CSO Liability for Losses rate (4)
Revolving LOC	26.7%	25.9%	26.3%	28.9%	33.0%
Installment loans - Company Owned	4.2%	12.7%	13.4%	15.3%	18.1%
Total U.S. Company Owned ALL rate	5.9%	16.3%	16.9%	18.7%	21.6%
Installment loans - Guaranteed by the Company (3)	16.1%	14.9%	16.1%	14.2%	14.6%
Total ALL and CSO Liability for Losses rate	6.6%	16.0%	16.8%	18.0%	20.6%

Past-due rate (5)
Revolving LOC	29.7%	30.5%	30.5%	26.6%	26.3%
Installment loans - Company Owned	19.1%	19.4%	20.1%	18.7%	18.0%
Total U.S. Company Owned past-due rate	19.9%	22.5%	22.9%	20.7%	19.9%

Installment loans - Guaranteed by the Company (3)	18.5%	17.7%	19.8%	17.4%	12.8%

(1) On December 27, 2021, we acquired Heights Finance, which accounted for approximately $472 million of U.S. Installment loans as of December 31, 2021. As the period between December 27, 2021 and December 31, 2021 did not result in material loan performance, we have excluded Heights Finance from the table for the fourth quarter of 2021.

(2) Non-GAAP measure. For a description of each non-GAAP metric, see "Non-GAAP Financial Measures."
(3) Includes loans originated by third-party lenders through CSO programs. Installment gross loans receivable Guaranteed by the Company are not included in the Consolidated Financial Statements.
(4) We calculate NCO rate as total NCOs divided by Average gross loans receivables.
(5) We calculate (i) ALL and CSO Liability for losses rate and (ii) past-due rate as the respective totals divided by gross loans receivable at each respective quarter end.

Table 8 - Canada Direct Lending Portfolio Performance

(in thousands, except percentages)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Gross loans receivable
Revolving LOC	$424,485	$402,405	$366,509	$337,700	$319,307
Installment loans	23,578	24,792	24,315	23,564	24,385
Total gross loans receivable	$448,063	$427,197	$390,824	$361,264	$343,692

Lending Revenue:
Revolving LOC	$45,455	$43,943	$40,239	$37,450	$34,368
Installment loans	11,109	11,416	11,331	10,541	10,447
Total lending revenue	$56,564	$55,359	$51,570	$47,991	$44,815

Lending Provision:
Revolving LOC	$19,156	$20,080	$11,375	$7,066	$7,909
Installment loans	2,723	2,945	2,512	1,438	1,234
Total lending provision	$21,879	$23,025	$13,887	$8,504	$9,143

NCO rate (1)
Revolving LOC	5.2%	3.9%	2.8%	3.3%	3.6%
Installment loans	10.9%	11.2%	10.2%	6.3%	6.5%
Total NCO rate	5.5%	4.4%	3.3%	3.5%	3.8%

ALL rate (2)
Revolving LOC	7.2%	8.0%	7.5%	7.9%	9.4%
Installment loans	8.8%	8.0%	7.4%	7.5%	7.5%
Total ALL rate	7.3%	8.0%	7.5%	7.9%	9.2%

Past-due rate (2)
Revolving LOC	8.0%	8.9%	6.8%	5.8%	6.4%
Installment loans	2.0%	2.2%	2.0%	2.3%	2.1%
Total past-due rate	7.7%	8.5%	6.5%	5.5%	6.1%

(1) We calculate NCO rate as total NCOs divided by Average gross loans receivables.
(2) We calculate ALL rate and past-due rate as the respective totals divided by gross loans receivable at each respective quarter end.

Table 9 - Canada POS Lending Portfolio Performance

(in thousands, except percentages)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Revolving LOC
Total gross loans receivable	$541,776	$459,176	$302,349	$221,453	$201,539
Total lending revenue	$18,655	$13,704	$10,646	$6,495	$1,383
Total lending provision	$8,714	$12,511	$8,285	$2,986	$855
NCO rate (1)(2)	0.5%	0.5%	0.7%	0.7%	NM (3)
ALL rate (4)	5.1%	4.8%	3.8%	2.1%	0.3%
Past-due rate (4)(5)	4.2%	4.1%	4.8%	5.4%	5.7%

(1) For the second, third and fourth quarters of 2021, NCOs presented above include $2.4 million, $0.6 million and $0.8 million, respectively, of NCO's related to the fair value discount, which are excluded from provision.
(2) We calculate NCO rate as total NCOs divided by Average gross loans receivables.
(3) Not material or not meaningful.
(4) We calculate ALL rate and past-due rate as the respective totals divided by gross loans receivable (excluding the fair value discount on acquired loans) at each respective quarter end.
(5) The past-due rate for Canada POS Lending for loans 31+ days past-due were 2.2%, 1.9%, 2.1%, 2.6% and 3.0% for the three months ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP, we provide certain “non-GAAP financial measures,” including:
•Adjusted Net Income ("ANI") and Adjusted Earnings Per Share, or the Adjusted Earnings Measures (net income plus or minus certain legal and other costs, income or loss from equity method investment, goodwill and intangible asset impairments, transaction-related costs, restructuring costs, loss on extinguishment of debt, adjustments related to acquisition accounting, share-based compensation, intangible asset amortization, certain tax adjustments and impacts from tax law changes and cumulative tax effect of applicable adjustments, on a total and per share basis);
•EBITDA (earnings before interest, income taxes, depreciation and amortization);
•Adjusted EBITDA (EBITDA plus or minus certain non-cash and other adjusting items); and
•Gross Combined Loans Receivable (includes loans originated by third-party lenders through CSO programs which are not included in the Consolidated Financial Statements).

We believe that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company's operations. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of the business that, when viewed with the Company's U.S. GAAP results, provide a more complete understanding of factors and trends affecting the business.
We believe that investors regularly rely on non-GAAP financial measures, to assess operating performance and that such measures may highlight trends in the business that may not otherwise be apparent when relying on financial measures calculated in accordance with U.S. GAAP. In addition, we believe that the adjustments shown above are useful to investors to allow them to compare our financial results during the periods shown without the effect of each of these income or expense items. In addition, we believe that these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of public companies in our industry, many of which present non-GAAP financial measures when reporting their results.

In addition to reporting loans receivable information in accordance with U.S. GAAP, we provide Gross Combined Loans Receivable consisting of owned loans receivable plus loans originated by third-party lenders through the CSO programs, which we guarantee but do not include in the Consolidated Financial Statements. Management believes this analysis provides investors with important information needed to evaluate overall lending performance.

We provide non-GAAP financial information for informational purposes and to enhance understanding of the U.S. GAAP Consolidated Financial Statements. Non-GAAP financial measures should not be considered as alternatives to income, segment operating income, or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flows from operating activities or any other liquidity measure derived in accordance with U.S. GAAP. Readers should consider the information in addition to, but not instead of or superior to, the financial statements prepared in accordance with U.S. GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Description and Reconciliations of Non-GAAP Financial Measures
Non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our income or cash flows as reported under U.S. GAAP. Some of these limitations are:
•they do not include cash expenditures or future requirements for capital expenditures or contractual commitments;
•they do not include changes in, or cash requirements for, working capital needs;
•they do not include the interest expense, or the cash requirements necessary to service interest or principal payments on debt;
•depreciation and amortization are non-cash expense items reported in the statements of cash flows; and
•other companies in our industry may calculate these measures differently, limiting their usefulness as comparative measures.

We calculate Adjusted Earnings per Share utilizing diluted shares outstanding at year-end. If we record a loss under U.S. GAAP, shares outstanding utilized to calculate Diluted Earnings per Share are equivalent to basic shares outstanding. Shares outstanding utilized to calculate Adjusted Earnings per Share reflect the number of diluted shares we would have reported if reporting net income under U.S. GAAP.

As noted above, Gross Combined Loans Receivable includes loans originated by third-party lenders through CSO programs which are not included in the consolidated financial statements but from which we earn revenue and for which we provide a guarantee to the lender. Management believes this analysis provides investors with important information needed to evaluate overall lending performance.

We believe investors use the non-GAAP measures we present to analyze operating performance and to evaluate our ability to incur and service debt and the capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess our estimated enterprise value.

Table 10 - Reconciliation of Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, non-GAAP measures

(in thousands, except per share data, unaudited)	Three Months Ended March 31,
	2022	2021	Change $	Change %
Net income	$1,336	$25,735	$(24,399)	(94.8)%
Adjustments:
Restructuring costs (1)	1,069	—
Legal and other costs (2)	87	—
Income from equity method investment (3)	(1,584)	(546)
Transaction costs (4)	168	3,160
Acquisition-related adjustments (5)	221	—
Change in fair value of contingent consideration (6)	(264)	—
Share-based compensation (7)	4,093	2,683
Intangible asset amortization (8)	2,977	831
Cumulative tax effect of adjustments (9)	(1,828)	(1,735)
Adjusted Net Income	$6,275	$30,128	$(23,853)	(79.2)%

Net income	$1,336	$25,735
Diluted Weighted Average Shares Outstanding	41,308	43,596
Adjusted Diluted Average Shares Outstanding	41,308	43,596
Diluted Earnings per Share	$0.03	$0.59	$(0.56)	(94.9)%
Per Share impact of adjustments to Net income	0.12	0.10
Adjusted Diluted Earnings per Share	$0.15	$0.69	$(0.54)	(78.3)%
Note: Footnotes follow Reconciliation of Net income table on the next page

Table 11 - Reconciliation of Net Income to EBITDA and Adjusted EBITDA, Non-GAAP Measures

	Three Months Ended March 31,
(in thousands, unaudited)	2022	2021	Change $	Change %
Net income	$1,336	$25,735	$(24,399)	(94.8)%
Provision for income taxes	1,106	8,444	(7,338)	(86.9)%
Interest expense	38,341	19,539	18,802	96.2%
Depreciation and amortization	9,814	4,965	4,849	97.7%
EBITDA	50,597	58,683	(8,086)	(13.8)%
Restructuring costs (1)	1,069	—
Legal and other costs (2)	87	—
Income from equity method investment (3)	(1,584)	(546)
Transaction costs (4)	168	3,160
Acquisition-related adjustments (5)	221	—
Change in fair value of contingent consideration (6)	(264)	—
Share-based compensation (7)	4,093	2,683
Other adjustments (10)	(88)	(205)
Adjusted EBITDA	$54,299	$63,775	$(9,476)	(14.9)%
Adjusted EBITDA Margin	18.7%	32.4%
# - Change greater than 100% or not meaningful
Table 12 - Reconciliation of Total Operating Expense to Adjusted Operating Expense

	Three Months Ended March 31, 2022			Three Months Ended March 31, 2021
(dollars in thousands, unaudited)	U.S.	Canada Direct Lending	Canada POS Lending	U.S.	Canada Direct Lending	Canada POS Lending
Total operating expense	$110,941	$27,021	$15,504	$79,893	$24,604	$2,737
Less:
Restructuring costs (1)	1,069	—	—	—	—	—
Legal and other costs (2)	87	—	—	—	—	—
Transaction costs (4)	168	—	—	3,160	—	—
Acquisition-related adjustments (5)	3	—	218	—	—	—
Change in fair value of contingent consideration (6)	—	—	(264)	—	—	—
Share-based compensation (7)	3,503	115	475	2,683	—	—
Other adjustments (10)	(245)	87	70	(246)	41	—
Adjusted operating expense	$106,356	$26,819	$15,005	$74,296	$24,563	$2,737

(1)	Restructuring costs for the three months ended March 31, 2022 resulted from U.S. store closures and related costs and certain severance payments to eliminate duplicate roles.
(2)	Legal and other costs for the three months ended March 31, 2022 primarily related to settlement costs related to certain legal matters.
(3)	The amount reported is our share of Katapult's U.S. GAAP net income, recognized on a one quarter lag.
(4)
Transaction costs for the three months ended March 31, 2022 relate to our Heights Finance acquisition in December 2021.

Transaction costs for the three months ended March 31, 2021 relate to the acquisition of Flexiti in March 2021.

(5)	During the three months ended March 31, 2022, $0.2 million of acquisition-related adjustments relate to the acquired Flexiti loan portfolio as of March 10, 2021.
(6)	In connection with our acquisition of Flexiti, we recorded a $0.3 million adjustment related to the fair value of the contingent consideration for the three months ended March 31, 2022.
(7)	The estimated fair value of share-based awards was recognized as non-cash compensation expense on a straight-line basis over the vesting period.
(8)
Intangible asset amortization in determining ANI for the three months ended March 31, 2022 primarily included amortization of identifiable intangible assets established in connection with the acquisitions of Flexiti and Heights Finance.

(9)	Cumulative tax effect of adjustments included in Reconciliation of Net income to Adjusted Net Income table is calculated using the estimated incremental tax rate by country.
(10)	Other adjustments primarily reflect the intercompany foreign-currency exchange impact.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include projections, estimates and assumptions about our business results and growth trends and our ability to create value; our ability to accelerate our transition into longer-term, higher-balance and lower-rate credit products; our belief that recent acquisitions will solidify our position as a full spectrum non-prime and prime consumer lender in the U.S. and Canada and accelerate our long-term revenue and earnings growth prospects; and our belief in the usefulness of the various non-GAAP financial measures used in this release. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: errors in our internal forecasts or those of companies in which we invest; the effects of competition on our business or on those companies in which we invest; our ability to attract and retain customers; market, financial, political and legal conditions; actions of regulators and the negative impact of those actions on our business; the continuing impact of COVID-19 pandemic or any other similar wide-spread event on our business and the global economy; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; our level of indebtedness; our ability to successfully integrate acquired businesses; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties that could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; any failure of third-party lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-party electronic payment solutions providers as well as other factors discussed in our filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that CURO presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

All product names, logos, brands, trademarks and registered trademarks are property of their respective owners.

About CURO
CURO Group Holdings Corp. (NYSE: CURO) is a full-spectrum consumer credit provider across the U.S. and Canada. The Company was founded in 1997 by three childhood friends in Kansas to meet the growing consumer need for short-term loans. Today, CURO operates a robust, omni-channel platform providing comprehensive credit solutions to help customers achieve their financial goals. CURO’s decades of experience with alternative data power the underwriting and scoring engine, mitigating risk across the full spectrum of credit products. CURO operates under a number of brands including Speedy Cash, Rapid Cash, Cash Money, LendDirect, Flexiti, Avío Credit, Opt+, Revolve Finance, Heights Finance, Southern Finance, Covington Credit, Quick Credit and First Phase. Our diversified product channels allows us to meet the changing needs and preferences of our customers.
Conference Call
CURO will host a conference call to discuss these results at 5:00 p.m. Eastern Time on Monday, May 2, 2022. The live webcast of the call can be accessed at the CURO Investor Relations website at http://ir.curo.com/.
You may access the call at 1-833-953-2430 (1-412-317-5759 for international callers). Please ask to join the CURO Group Holdings call. A replay of the conference call will be available until May 9, 2022, at 5:00 p.m. Eastern Time. An archived version of the webcast will be available on the CURO Investors website for 90 days. You may access the conference call replay at 1-877-344-7529 (1-412-317-0088 for international callers). The replay access code is 5460332.
Final Results
The financial results presented and discussed herein are on a preliminary and unaudited basis; final unaudited data will be included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022.
Investor Relations:
Roger Dean
Executive Vice President and Chief Financial Officer
Phone: 844-200-0342
Email: IR@curo.com

Or

Financial Profiles, Inc.
Curo@finprofiles.com

(CURO-NWS)